                                                                     Exhibit 2.3


                   HOME HEALTH CORPORATION OF AMERICA, INC.
                        2200 RENAISSANCE BLVD. STE 300
                      KING OF PRUSSIA, PENNSYLVANIA 19046

                                  November 27, 1996


PRIVATE AND CONFIDENTIAL
VIA FACSIMILE
-------------

Ms. Randy DiSalvo
RSD Management, Inc.
Nursing Services Home Care, Inc.
Nursing Services Home Care, Ltd.
Nursing Services Staffing of N.H., Inc.
Nursing Services, Inc.
7 Stiles Road
Salem, New Hampshire 03079

     RE:  Second Amendment to Stock Purchase Agreement

Dear Randy:

     Reference is made to (i) that certain "Stock Purchase Agreement" dated October 31, 1996 among each of the parties listed above, Home Health Corporation of America, Inc. ("HHCA") and a subsidiary of HHCA, as amended by an amendment dated November 8, 1996 (as amended the "Stock Purchase Agreement"). Capitalized terms not otherwise defined herein shall have the meanings given such terms in the Stock Purchase Agreement. The purpose of this Amendment is to memorialize our entire agreement and understanding concerning the amendment of the Stock Purchase Agreement which is as follows:

     1. The parties have agreed to provide the Purchasing Parties with additional time in which to review and accept the schedules to the Stock Purchase Agreement. Accordingly, in Section 13.8(b) of the Stock Purchase Agreement, the date "November 15, 1996" is hereby replaced with the date "November 26, 1996".

     2. The parties have agreed to provide the Purchasing Parties with additional time in which to obtain Lender Approval. Accordingly, in Section
6.20 of the Stock Purchase Agreement, the date "November 22, 1996" is hereby replaced with the date "November 27, 1996".

     3. The parties have agreed to provide the Purchasing Parties with additional time in which to complete their Due Diligence Investigation. Accordingly, in Section 6.21 of the Stock Purchase Agreement, the date "November 30, 1996" is hereby replaced with the date "December 4, 1996".

     4. All references to HHCA New Hampshire, Inc., a New Hampshire corporation are replaced with Home Health Corporation of Delaware, Inc., a Delaware corporation, which by virtue of its execution hereof, assumes all of the obligations of Purchaser under the Stock Purchase Agreement.


     5. After the Closing, the Purchasing Parties shall provide Seller (i) on a monthly basis with documentation showing the Closing Date Accounts Receivable which have been collected during the

Ms. Randy DiSalvo
RSD Management, Inc.
Nursing Services Home Care, Inc.
Nursing Services Home Care, Ltd.
Nursing Services Staffing of N.H., Inc.
Nursing Services, Inc.
November 27, 1996
Page -2-

previous month and (ii) with reasonable access to books and records pertaining to the Closing Date Accounts Receivable and any reports generated with respect thereto. Closing Date Accounts Receivable will be processed by RSD until such time as RSD has been provided with a computer terminal providing it with the collection information and receivable runs.

     6. After the Closing, Seller will pay the premiums for malpractice insurance currently maintained by the Selling Companies until such policies expire in the Spring of 1997. Immediately prior to the expiration of such policies, Seller will obtain at Seller's expense continuing malpractice insurance coverage (known as tail coverage) for the preceding three year period.

     7. The Stock Purchase Agreement as modified by this Amendment is hereby ratified and confirmed. In the event of any conflict between this Amendment and the terms of the Stock Purchase Agreement, the terms of this Amendment shall govern and control.

     8. In the event that Closing occurs on a date other than November 30, 1996, the parties acknowledge and agree that for financial reporting purposes, the Closing will be considered to have occured as of the close of business on November 30, 1996 and the Closing Date Balance Sheet, the Closing Date Income Statement, the Closing Statement and the Purchase Price Adjustment shall be determined as of such date. In all other respects, the Closing shall been deemed to have occurred on the actual date of Closing.

     Please acknowledge your agreement to be legally bound by this Amendment by signing the enclosed copy where indicated below and returning the same to the undersigned.

                              Very truly yours,

                              Home Health Corporation of America, Inc.


                              By:
                                 -----------------------------

                              Home Health Corporation of Delaware, Inc.


                              By:
                                 -----------------------------

Agreed to accepted by:

RSD Management, Inc.
Nursing Services Home Care, Inc.
Nursing Services Home Care, Ltd.
Nursing Services Staffing of N. H., Inc.
Nursing Services, Inc.

Ms. Randy DiSalvo
RSD Management, Inc.
Nursing Services Home Care, Inc.
Nursing Services Home Care, Ltd.
Nursing Services Staffing of N.H., Inc.
Nursing Services, Inc.
November 27, 1996
Page -3-

By:
   ----------------------
     Randy DiSalvo


   ----------------------
     Randy DiSalvo